As filed with the Securities and Exchange Commission on May 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Inogen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	33-0989359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

Inogen, Inc. 2014 Equity Incentive Plan

Inogen, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Raymond Huggenberger

326 Bollay Drive

Goleta, California 93117

(805) 562-0500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Martin J. Waters

Daniel R. Koeppen

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

633 West Fifth Street, 15th Floor

Los Angeles, CA 90071

Telephone: (323) 210-2900

Facsimile: (866) 974-7329

Raymond Huggenberger Alison Bauerlein Inogen, Inc. 326 Bollay Drive Goleta, California 93117 Telephone: (805) 562-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Inogen, Inc. 2014 Equity Incentive Plan	762,373(2)	$38.01(4)	$28,977,797.73	$3,367.23
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Inogen, Inc. 2014 Employee Stock Purchase Plan	179,069(3)	$32.31(5)	$5,785,719.39	$672.31
TOTAL:	941,442		$34,763,517.12	$4,039.54

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Inogen, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), and the Inogen, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 762,373 shares of common stock reserved for issuance pursuant to future awards as a result of the annual evergreen increase under the 2014 Plan.
(3)	Represents 179,069 shares of common stock reserved for issuance pursuant to future awards as a result of the annual evergreen increase under the 2014 ESPP.
(4)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $38.01, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on April 29, 2015.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of $38.01, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on April 29, 2015. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

INOGEN, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of Inogen, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and 2014 Employee Stock Purchase Plan (the “2014 ESPP”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 18, 2014 (File No. 333-194016) (the “Previous Form S-8”), including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on April 27, 2015;

(2)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)	The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36309) filed with the Commission on February 10, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

See Exhibit Index immediately following the Signature Pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on May 4, 2015.

INOGEN, INC.

By:	/s/ Raymond Huggenberger
Raymond Huggenberger
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond Huggenberger and Alison Bauerlein as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Inogen, Inc.) to sign the Registration Statement on Form S-8 of Inogen, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond Huggenberger	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2015
Raymond Huggenberger

/s/ Alison Bauerlein	Chief Financial Officer (Principal Accounting and Financial Officer)	May 4, 2015
Alison Bauerlein

/s/ Heath Lukatch, Ph.D	Chairman of the Board	May 4, 2015
Heath Lukatch, Ph.D

/s/ Benjamin Anderson-Ray Benjamin Anderson-Ray	Director	May 4, 2015

/s/ Heather Rider Heather Rider	Director	May 4, 2015

/s/ Loren McFarland Loren McFarland	Director	May 4, 2015

/s/ Timothy Petersen Timothy Petersen	Director	May 4, 2015

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of Registrant	S-1/A	333-192605	4.1	1/16/14

4.2	2014 Equity Incentive Plan	S-1/A	333-192605	10.6	1/28/14

4.3	Form Agreements under the 2014 Equity Incentive Plan	S-1/A	333-192605	10.7	1/28/14

4.4	2014 Employee Stock Purchase Plan	S-1/A	333-192605	10.8	1/28/14

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)